UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 27, 2013, Guess?, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). As of May 8, 2013, the record date for the Annual Meeting (the “Record Date”), there were a total of 84,805,043(1) shares of common stock of the Company outstanding and eligible to vote. At the Annual Meeting, 80,676,593 shares were represented in person or by proxy and, therefore, a quorum was present.

At the Annual Meeting, the shareholders of the Company voted on the following matters:

•	The election of two directors to serve on the Company's Board of Directors for a term of three years each and until their successors are duly elected and qualified.

•	The ratification of the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending February 1, 2014.

The results of the voting were as follows:

1.	With respect to the election of two directors to serve on the Company's Board of Directors for a term of three years each and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Anthony Chidoni	62,104,173	15,733,795	2,838,625
Paul Marciano	76,909,400	928,568	2,838,625
Based on the votes set forth above, each of the director nominees was duly elected.

2.	With respect to the ratification of the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending February 1, 2014:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
80,310,967	184,583	181,043	-0-
Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending February 1, 2014 was duly ratified.

(1)	The Company's Definitive Proxy Statement on Schedule 14A filed on May 29, 2013 reported 20,000 fewer shares outstanding on the Record Date than the actual number due to a clerical error.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2013	GUESS?, INC.

	By:	/s/ Nigel Kershaw
Nigel Kershaw Interim Chief Financial Officer

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